Exhibit 32.1
Certification of Chief Executive Officer and
Chief Financial Officer Pursuant to
18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of CareTrust REIT, Inc. (the “Company”) for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David M. Sedgwick, President and Chief Executive Officer of the Company, and William M. Wagner, as Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David M. Sedgwick
Name:	David M. Sedgwick
Title:	President and Chief Executive Officer
Date:	February 9, 2023

/s/ William M. Wagner
Name:	William M. Wagner
Title:	Chief Financial Officer and Treasurer
Date:	February 9, 2023

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.